UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2020

Lineage Cell Therapeutics, Inc.

(Exact name of registrant as specified in charter)

California	001-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2173 Salk Avenue, Suite 200 Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)

(442) 287-8990

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	LCTX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Lineage Cell Therapeutics, Inc. (the “Company”) held its annual meeting of shareholders on September 22, 2020. The following is a brief description of each matter voted on at the meeting and the number of votes cast for, withheld or against, the number of abstentions and the number of broker non-votes with respect to each matter, as applicable.

1.	Shareholders elected seven directors to hold office until the 2021 annual meeting of shareholders and until their respective successors are duly elected and qualified, by the following votes:

	For	Withheld	Broker Non-Votes
Deborah Andrews	53,668,964	1,485,423	52,431,930
Don M. Bailey	53,002,122	2,152,265	52,431,930
Neal C. Bradsher	53,273,562	1,880,825	52,431,930
Brian M. Culley	53,929,657	1,224,730	52,431,930
Alfred D. Kingsley	53,619,131	1,535,256	52,431,930
Michael H. Mulroy	52,120,425	3,033,962	52,431,930
Angus C. Russell	53,621,418	1,532,969	52,431,930

2.	Shareholders ratified the appointment of OUM & Co. LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020, by the following votes:

For	Against	Abstain	Broker Non-Votes
104,489,763	2,581,984	514,570	0

3.	Shareholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers as set forth in the definitive proxy statement filed with the Securities and Exchange Commission on August 7, 2020, by the following votes:

For	Against	Abstain	Broker Non-Votes
51,175,688	3,174,246	804,453	52,431,930

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lineage Cell Therapeutics, Inc.

Date: September 23, 2020	By:	/s/ Chase C. Leavitt
	Name:	Chase C. Leavitt
	Title:	General Counsel and Corporate Secretary